                                [THIS CONFORMING PAPER FORMAT
                                DOCUMENT IS BEING SUBMITTED
                                PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-51149
                                and 33-52695.



                Pricing Supplement No. 21  Dated October 1, 1996
                (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                            Medium Term Senior Notes, Series C

Original Issue Date:                    October 4, 1996

Principal Amount:                       $2,000,000

Interest Rate Per Annum:                7.750%

Specified Currency in which             U.S. Dollars
Denominated:

Stated Maturity:                        October 4, 2006

Issue Price (As A Percentage            100%
of Principal Amount):

Regular Record Dates:                   February 15 and August 15

Redemption and Early                    The Note cannot be redeemed
Repayment Provisions:                   prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certificate Note(s)